FIFTH AMENDMENT TO PARTICIPATION AGREEMENT

Western Reserve Life Assurance Co. of Ohio, Variable Insurance Products Fund II and Fidelity Distributors Corporation hereby amend the Participation Agreement (“Agreement”) dated June 14, 1999, as amended, by doing the following:

The Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective the 1st day of May, 2004.

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

By:           /s/Priscilla I. Hechler
Name:           Priscilla I. Hechler
Title:           Assistant Vice President and Assistant Secretary

VARIABLE INSURANCE PRODUCTS FUND II

By:
___________
Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By:           /s/Don Holborn
Don Holborn
Executive Vice President

FourthAmendVIPII-12-1-03-conformed

Schedule A
Separate Accounts and Associated Contracts

Name of Separate Account and                                                                                                                Policy Form Numbers of Contracts
Date Established by Board of Directors                                                                                                                Funded By Separate Account

WRL Series Life Account (est. July 16, 1985)

Product:                                                                                     Form Number:
WRL Freedom Equity Protector (FEP)                                  VLB.01.07.89
WRL Freedom Financial Builder (FFB)                                 VL03
WRL Freedom Elite                                                                  VL90
WRL Freedom Navigator
Single Life Product                                                   VL10
Joint Second-to-Die Product                                   VL20
WRL Freedom SP Plus                                                             VLS.03-02.90
WRL Freedom Wealth Protector                                            JLS01
WRL Xcelerator                                                                        VL07
WRL Freedom Elite Builder II                                                 VL08

WRL Series Annuity Account (est. April 12, 1988)

Product:                                                                                     Form Number:
WRL Freedom Attainer                                                          VA00010 w/Schedule Page VA00010-A
WRL Freedom Bellwether                                                      VA00010 w/ Schedule Page VA00010-B
WRL Freedom Conqueror                                                      VA00010 w/ Schedule Page VA00010-C
WRL Freedom Variable Annuity                                           VA.02.06.88
WRL Freedom Wealth Creator                                              VA16
WRL Freedom Enhancer                                                         VA25
WRL Freedom Premier                                                             WL18
WRL Freedom Access                                                             WL17

Separate Account VA U (est. August 4, 2003)

Product:                                                                                     Form Number:
WRL Freedom Premier III                                                       AV922 101 177 703

Separate Account VA V (est. December 17, 2003)

Product:                                                                           Form Number:
WRL Freedom Multiple                                                AV1086 101 183 1203

FourthAmendVIPII-12-1-03-conformed